Exhibit 10.2

Amendment to the
LandAmerica Financial Group, Inc.
Executive Voluntary Deferral Plan

FIRST, Plan section 3.2(vii) is amended, effective for distributions from the Plan made on or after July 24, 2006, to revise the third sentence of such Plan section to read as follows:

The Benefit Commencement Date specified in the Participant’s Deferral Election may be accelerated upon the Participant’s death, Disability, termination of employment at or after age 65 or upon a Change of Control as further provided in this Plan.

SECOND, Plan section 7.7 is amended, effective for distributions from the Plan made on or after July 24, 2006, to (i) revise the header to read “Deferral Benefit Upon Disability or Termination of Employment At or After Age 65” and (ii) revise subsection (b) to read as follows:

In the event of the Participant’s termination of employment at or after age 65 prior to his selected Benefit Commencement Date, the Participant’s Benefit Commencement Date for his Pre-2005 Account shall be adjusted to the first day of the month following the Participant’s termination of employment at or after age 65. The Participant’s Pre-2005 Account shall be increased as of the applicable date by (i) the value of any amounts deferred by the Participant that have not yet been credited to the Participant’s Account and (ii) any Deferral Premium owed to the Participant that has not been credited. To the extent not paid out in a lump sum payment, the Deferred Stock Unit Account of a Participant who has elected to receive his Deferral Benefit in installments shall continue to be credited with additional Deferred Stock Units in accordance with Section 4.2. The Deferred Cash Account shall continue to accrue interest at the Rate of Return. The Participant’s Deferral Benefit for his Pre-2005 Account shall be paid in the manner prescribed on the Participant’s election form, except with regard to the Participant’s originally selected Benefit Commencement Date. The Participant’s Post-2004 Account shall be paid in the manner prescribed on the Participant’s election form.